UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Power Gala Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-2497498
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4515 12TH AVE. BROOKLYN NY	11219
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-189401

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 per share

(Title of Class)

Item 1.                  Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to the section titled “Description of Securities to be Registered” in the prospectus included in the Registrant’s Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-189401), which is hereby incorporated by reference.

Item 2.                  Exhibits.

1.	Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-189401) dated October 22, 2013 is hereby incorporated by reference.

2.

Articles of Incorporation for Power Gala Corp., filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-189401) dated February 21, 2012, is hereby incorporated by reference.

3.

Amendment to the Articles of Incorporation for Power Gala Corp., filed as Exhibit 3.2 to the Registration Statement on Form S-1 (Registration Number 333-189401) dated April 10, 2013, is hereby incorporated by reference.

4.	Bylaws of Power Gala Corp., filed as Exhibit 3.3 to the Registration Statement on Form S-1 (Registration Number 333-189401) are hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWER GALA CORP.

Date: June 2, 2014	By:	/s/ Shmuel Ulano
Shmuel Ulano Chief Executive Officer